UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2005

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(CommissionFile Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant’s telephone number, including area code)

Item 1.01   Material Definitive Agreement

On July 21, 2005, the Board of Directors adopted a revised compensation plan for outside directors providing for the following revised compensation amounts: annual retainer of $15,000, full Board meeting fee of $2,000, telephonic Board meeting fee of $500, committee meeting fee of $1,000, Audit chair fee of $8,000, other committee chair fee of $5,000, an annual option grant of 20,000 vesting over one year and an initial option grant upon joining the board of 60,000 options vesting over three years.

All other aspects of the plan remain the same as those set forth in the compensation plan for outside directors filed as Exhibit 10.10 of the company's Annual Report on Form 10-K for the year ended December 31, 2004.

Item 2.02   Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On July 25, 2005, CNET Networks, Inc. (CNET) announced via press release CNET’s preliminary results for its second quarter ended June 30, 2005. A copy of CNET’s press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c)     Exhibits.

        The following exhibit is furnished with this report on Form 8-K:

        99.1        Press release dated July 25, 2005 by CNET Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2005

CNET Networks, Inc. By: /s/ SHELBY W. BONNIE —————————————— Name: Shelby W. Bonnie Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Press release dated July 25, 2005 by CNET Networks, Inc.